UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 22, 2024
Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-39050

Delaware		45-3361983
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

2 Circle Star Way
San Carlos,	CA	94070
Address of Principal Executive Offices		Zip Code
(650) 810-8823
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities

As previously reported on March 12, 2024, during its fourth quarter and full year earnings call, Oportun Financial Corporation (the “Company”) announced that it planned to reduce its operating expenses by an additional $30 million on an annualized basis to continue to streamline efficiency and improve profitability.

In connection with such anticipated additional operating expense reductions, on May 22, 2024, the Company is taking a series of personnel and other cost saving measures, including a headcount reduction of 100 employees, inclusive of roles eliminated due to recent attrition, representing approximately 12% of the Company’s corporate staff, which excludes retail and contact center agents. In addition, the Company plans to implement additional measures to reduce its expenditures on external contractors and vendors. These cost saving measures are currently anticipated to result in an operating expense run rate of approximately $97.5 million for the fourth quarter of 2024.

In relation to these and other personnel related activities, management expects to incur non-recurring, pre-tax charges of approximately $2 to $4 million in the second quarter of 2024, consisting primarily of severance payments, employee benefits contributions and related costs associated with the Company’s headcount reduction. The Company expects to exclude these charges from its calculation of its non-GAAP financial measures.

The estimated charges that the Company expects to incur are subject to a number of assumptions, and actual results may differ materially from these estimates. The Company may also incur additional costs not currently contemplated due to unanticipated events that may occur as a result of, or that are associated with, its cost saving measures.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements related to the effectiveness of the Company’s cost savings measures and the impacts on the Company’s business; the anticipated size, timing and effectiveness of operational efficiencies; and the Company’s charges taken and annualized run rate savings in connection with its reduction in headcount and other operational cost reduction measures. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in the Company's filings with the Securities and Exchange Commission, including the Company's most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number

104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date:	May 22, 2024	By:	/s/ Jonathan Coblentz
Jonathan Coblentz
Chief Financial Officer and Chief Administrative Officer
(Principal Financial Officer)